FingerMotion Subsidiary JiuGe Technology Forms Strategic Collaboration with Zhejiang Jincheng Automotive to Co-Develop Advanced Emergency Response Vehicles

SINGAPORE – (Newsfile Corp. – June 9, 2025) – FingerMotion, Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data and technology company, today announced that its wholly owned subsidiary, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”), has entered into a strategic collaboration with Zhejiang Jincheng Automotive Co., Ltd. (“Jincheng Automotive”).

Under this arrangement, the two companies will jointly develop and market a new line of emergency response vehicles, including communication, command, and rescue units. This collaboration will establish a fully integrated “develop-market-service” model designed to deliver cutting-edge solutions for public safety and enterprise customers across diverse emergency scenarios.

Key Areas of Collaboration Include:

1.	Product Development & Market Expansion
The companies will co-develop next-generation emergency response vehicles powered by FingerMotion’s advanced Mobile Integrated Command and Communication Platform. Initial efforts will focus on Zhejiang Province, with plans for broader national deployment.

2.	Sales & Promotion
JiuGe Technology and Jincheng Automotive will combine their marketing and sales capabilities, participating in key industry events, product demonstrations, and targeted promotional campaigns to drive adoption.

3.	Customer Support & Service
A joint customer service framework will be established, providing end-to-end support including installation, troubleshooting, and regular maintenance of the deployed systems.

4.	Resource Integration & Operational Synergy
By pooling organizational resources and market access, the collaboration aims to create standardized emergency vehicle service models that improve operational efficiency at both provincial and national levels.

This strategic alliance aligns with JiuGe Technology’s long-term growth strategy to strengthen its market position in the emergency response sector. The collaboration leverages the combined technological expertise and market reach of both parties, enhancing JiuGe Technology’s ability to deliver high-performance, reliable solutions tailored to the evolving needs of emergency services.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

About Zhejiang Jincheng Automotive Co., Ltd.

Jincheng Automotive, a subsidiary of the publicly listed Zhejiang Jinnong Group Co., Ltd. (Stock Code: 002758), operates under Zhejiang Xinhua Group, a Top 500 Enterprises of China. With a registered capital of RMB 1 billion, Jingcheng Automotive specializes in vehicle development, manufacturing, and sales, catering to both government and private sectors.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

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